UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005 (October 28, 2005)

PRESTIGE BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-32433	20-1297589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 North Broadway

Irvington, New York  10533

(Address of Principal executive offices, including  Zip Code)

(914) 524-6810

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 28, 2005, Prestige Brands Holdings, Inc. (the “Company”) and The Spic and Span Company, a subsidiary of the Company, completed the acquisition of certain assets comprising the Chore Boy® line of metal cleaning pads, scrubbing sponges and non-metal soap pads from Reckett Benckiser Inc. and Reckett Benckiser (Canada) Inc. for $22.25 million in cash.  The Company used cash on its balance sheet to finance the acquisition.  On November 1, 2005, the Company issued a press release regarding the acquisition.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 8.01  Other Events.

Also on November 1, 2005, the Company announced that it will report its fiscal second quarter sales and earnings on Monday, November 14, 2005 at 7 am.  Management will host a conference call for analysts at 8:30 am.

Item 9.01  Financial Statement and Exhibits.

(c)  Exhibits

99.1 Press Release Dated November 1, 2005 issued by Prestige Brands Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

/s/ Charles N. Jolly
Date: November 1, 2005	Name:	Charles N. Jolly
	Title:	General Counsel